Exhibit 10.1

AMENDMENT NUMBER ELEVEN
TO
TEXAS REGIONAL BANCSHARES, INC.
AMENDED AND RESTATED EMPLOYEE STOCK OWNERSHIP PLAN
(WITH 401(K) PROVISIONS)

Texas Regional Bancshares, Inc., a corporation organized and operating under the laws of the State of Texas, and registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “Company”), together with the Trustees of the Texas Regional Bancshares, Inc. Amended and Restated Employee Stock Ownership Plan (with 401(k) Provisions) adopt the following amendments to the Plan effective as of January 1, 2002.

WHEREAS, the Company has established and maintains the Texas Regional Bancshares, Inc. Amended and Restated Employee Stock Ownership Plan (with 401(k) Provisions) (the “Plan”), which was most recently restated effective December 31, 2001; and

WHEREAS, the Company desires to amend the Plan in compliance with final Labor Regulations under ERISA concerning reasonable claims procedures for employee benefit plans effective January 1, 2002; and

WHEREAS, the Directors hereby designate the Board of Directors of the Company as the Plan’s “Disability Appeal Fiduciary” described in revised Plan Section 3.9.

NOW THEREFORE, IT IS HEREBY AGREED THAT the Plan is hereby amended effective as of January 1, 2002, as follows:

1.                                      Plan Section 3.8, CLAIMS PROCEDURE, is amended and restated in its entirety to read as follows:

3.8                               CLAIMS PROCEDURE

(a)          Method of Making Claim.  Claims for benefits under the Plan may be filed with the Administrator on forms supplied by the Employer.  An authorized representative of a claimant may act on behalf of a claimant, provided that the representative is appointed in a writing that is signed by the claimant and supplied to the Administrator.  The term “claimant,” when used in this procedure and in the claims review procedure below, shall include a duly appointed representative.

(b)         Time and Manner of Giving Notice of Adverse Benefit Determination.  If a claim is wholly or partially denied, the Administrator shall notify the claimant of the adverse benefit determination no later than 90 (45 days in the case of a disability benefit determination) days after the claim was received by the Plan.  This period begins when a claim is received by the Plan, whether or not the claim contains all information necessary to make a benefit determination.  (In the case of a disability benefit determination, however, if a period is extended as described immediately below due to a claimant’s failure to submit information necessary to decide a claim, the period for making the benefit determination shall be tolled from the date on which the notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information.)

If the Administrator determines that special circumstances require more time to process a claim, this period may be extended up to a maximum of 90 additional days.  If such an extension is required, the Administrator shall give written notice no later than 90 days after the claim was received by the Plan.  The written notice shall describe the special circumstances requiring the extension and the expected date by which the benefit determination will be made.

In the case of a disability benefit determination, however, the foregoing paragraph shall not apply, and the following rules shall apply:  This period may be extended by an additional 30 days if the Administrator both determines that such an extension is necessary due to matters beyond the Plan’s control and notifies the claimant before the end of the 45-day period of the circumstances requiring the extension and the date by which the Plan expects to render a decision.  This period may be extended by an additional 30 days if, during the first 30-day extension period, the Administrator both determines that a decision cannot be rendered within that extension period due to matters beyond the Plan’s control and notifies the claimant before the end of the first 30-day period of the circumstances requiring the extension and the date by which the Plan expects to render a decision.  In the case of any initial or additional 30-day extension, the notice of extension shall specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve the issues.  In addition, the claimant shall be given at least 45 days to provide the specified information.

In its consideration of the claim, the Administrator shall consult the documents and instruments constituting the Plan and all other documents that may have a bearing on its interpretation, including past interpretations or claims of the same general type.  The Administrator shall also, where appropriate, consult Internal Revenue Service, Department of Labor, or other governmental or private publications or authorities which may assist the Administrator to interpret Plan language or administrative procedures.

Notice of adverse benefit determination described in this section shall be given in writing.

(c)          Content of Notice of Adverse Benefit Determination.  Notice of an adverse benefit determination described in this section must set forth in a manner calculated to be understood by the claimant:

(i)                                     the specific reason(s) for the adverse determination;

(ii)                                  specific Plan provisions upon which the determination is based;

(iii)                               a description and explanation of any additional material or information needed for the claimant to perfect the claim;

(iv)                              a description of the Plan’s review procedures and applicable time limits;

(v)                                 a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review; and

(vi)                              solely in the case of a disability benefit determination, if any internal rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination, either:

(A)                              a copy of such internal rule, guideline, protocol, or other similar criterion; or

(B)                                a statement that such internal rule, guideline, protocol, or other similar criterion was relied upon and that a copy is available to the claimant at no charge upon request.

2.                                      Plan Section 3.9, CLAIMS REVIEW PROCEDURE, is amended and restated in its entirety to read as follows:

3.9                               CLAIMS REVIEW PROCEDURE

(a)          Request for Review.  If the Administrator makes an adverse benefit decision as described above, a claimant may request that the Administrator review the claim and the adverse benefit determination.  The claimant must make this request no later than 60 (180 for disability benefit determinations) days after receiving the written notice provided for above.  This period begins when a request for review is filed in accordance with the Plan’s reasonable procedures, whether or not the request for review contains all information necessary to make a benefit determination.

A claimant may submit written comments, documents, records, or other information relating to the claim for consideration in the review.  The review shall take into account all such information submitted by the claimant, regardless of whether it was submitted or considered in the initial benefit determination.  For disability benefit determinations, on review, no deference shall be given to the initial adverse benefit determination.  The review shall be conducted by the Plan’s Disability Appeal Fiduciary.  If, in connection with the adverse disability benefit determination, the Plan obtained on its behalf the advice of any medical or vocational experts, such expert(s) shall be identified, whether or not their advice was relied upon in making the adverse benefit determination.  If the adverse disability benefit decision was based in whole or part on a medical judgment, in conducting the review the Disability Appeal Fiduciary shall consult with a health care professional with appropriate training and experience in the field of medicine involved in the medical judgment.  This health care professional shall not be a person or a subordinate of a person who was consulted in connection with the adverse benefit determination.

Upon request, the claimant shall have reasonable access to and free copies of all documents, records, and other information that is relevant to the claim.  A document, record or other information shall be considered to be relevant to a claim if it:

(i)                                     was relied upon, submitted, considered or generated in the course of making the benefit determination; or

(ii)                                  demonstrates compliance with the administrative processes and safeguards required in the making of the benefit determination; or

(iii)                               in the case of a disability benefit determination, constitutes a statement of policy or guidance with respect to the Plan concerning the benefit denied for the claimant’s diagnosis, whether or not such advice or statement was relied upon in making the benefit determination.

The Administrator shall notify the claimant of the determination on review not later than 60 (45 for disability benefit determinations) days after the receipt of the claimant’s request for review.  If the Administrator determines that special circumstances require more time to process the review of a claim, this period may be extended up to a maximum of 60 (45 for disability benefit determinations) additional days.  If such an extension is required, the Administrator shall give written notice no later than 60 (45 for disability benefit determinations) days after the receipt of the request for review.  The written notice shall describe the special circumstances requiring the extension and the expected date by which the review determination will be made.  If the Administrator extends the review period due to a claimant’s failure to submit information necessary to decide a claim, the deadline by which the Administrator must make its determination on review shall be suspended from the date on which it notifies the claimant of the extension until the date the claimant responds to the request for additional information.

(b)         Notice of Decision on Review.  The Administrator shall notify a claimant in writing of the benefit determination on review.  If the benefit determination is adverse, the notification shall set forth in a manner calculated to be understood by the claimant:

(i)                                     the specific reason(s) for the adverse determination;

(ii)                                  specific Plan provisions upon which the determination is based;

(iii)                               a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant (as defined above) to the claim for benefits;

(iv)                              a statement describing any voluntary appeal procedures offered by the Plan;

(v)                                 a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA; and

(vi)                              for disability benefit determinations, if any internal rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination, either:

(A)                              a copy of such internal rule, guideline, protocol, or other similar criterion; or

(B)                                a statement that such internal rule, guideline, protocol, or other similar criterion was relied upon and that a copy is available to the claimant at no charge upon request; and

(vii)                           the following statement: “You and your plan may have other voluntary alternative dispute resolution options, such as mediation.  One way to find out what may be available is to contact your local U.S. Department of Labor Office and your State insurance regulatory agency.”

This claims procedure is designed so as not to contain any provision that unduly inhibits or hampers the initiation or processing of claims for benefits, nor shall it be administered in such a manner.  Specifically, no fee shall be charged as a prerequisite to making a claim or appealing an adverse benefit decision.  Furthermore, in the case of disability benefit determinations, there is no requirement that a claimant must file more than two appeals of an adverse benefit determination prior to bringing a civil action under Section 502(a) of ERISA, nor is there any requirement that adverse benefit determinations must be submitted to binding arbitration.

IN WITNESS WHEREOF, this Amendment Number Eleven to the Texas Regional Bancshares, Inc. Amended and Restated Employee Stock Ownership Plan (with 401(k) Provisions) has been executed this 11th day of May, 2004 to be effective as of the dates provided above.

Texas Regional Bancshares, Inc.

	By:	/s/ G.E. Roney
Glen E. Roney,
Chairman of the Board and
Chief Executive Officer

AGREED TO AND ACCEPTED BY:

/s/ G. E. Roney
Glen E. Roney, Trustee

/s/ Morris Atlas
Morris Atlas, Trustee

/s/ Frank N. Boggus
Frank N. Boggus, Trustee